Exhibit 15.1

Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

The Board of Directors and Stockholders of The Western Union Company

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of The Western Union Company for the registration of 31,000,000 shares of its common stock of our report dated April 30, 2015 relating to the unaudited condensed consolidated interim financial statements of The Western Union Company that are included in its Quarterly Report (Form 10-Q) for the quarter ended March 31, 2015.

/s/ Ernst & Young LLP
Denver, Colorado
May 15, 2015